Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT

This Amendment No. 1 (this “Amendment), dated October 28, 2009, is to that Warrant dated April 15, 2008 (the “Warrant”) issued by AmeriCredit Corp., a Texas corporation (the “Company”) to Deutsche Bank Securities Inc., a Delaware corporation (the “Recipient”), pursuant to that certain Forward Purchase Commitment Agreement, dated as of April 15, 2008 (the “Note Agreement”), by and between the Company and the Recipient.

Whereas, the parties desire to amend the Warrant to provide further protection to the Recipient from possible dilution;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the Company and the Recipient agree as follows.

1. Amendment of Section 3.6 of the Warrant. Section 3.6 of the Warrant is hereby deleted in its entirety and the following provisions are substituted in lieu thereof:

“3.6 Limitations on Settlement by the Company. (a) Notwithstanding anything herein to the contrary, except as provided in sub-section (b) hereof, in no event shall the Company be required to deliver Warrant Shares in connection with the exercise of this Warrant in excess of 15,000,000 shares of Common Stock (the “Capped Number”). The Company represents and warrants that the Capped Number is equal to or less than the sum of (x) the number of authorized but unissued shares of Common Stock and (y) the number of treasury shares, in each case, of the Company that are not reserved for future issuance in connection with transactions in the shares of the capital stock of the Company (other than this Warrant) on the date of this Agreement (such shares, the “Available Shares”). In the event the Company shall not have delivered the full number of Warrant Shares, up to the Capped Number, otherwise deliverable as a result of the Company not having sufficient authorized but unissued shares of capital stock available at the time or times that this Warrant is exercised (the resulting deficit, the “Deficit Shares”), the Company shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Warrant Shares when, and to the extent, that (i) shares of capital stock are repurchased, acquired or otherwise received by the Company or any of its subsidiaries after the date of exercise of this Warrant (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued shares of capital stock reserved for issuance in respect of other transactions become no longer so reserved and (iii) the Company additionally authorizes any unissued shares of capital stock. The Company shall immediately notify Holder of the occurrence of any of the foregoing events (including the number of shares of capital stock subject to clause (i), (ii) or (iii) and the corresponding number of shares of capital stock to be delivered) and promptly deliver such Warrant Shares thereafter. The Company shall not take any action to decrease the number of Available Shares below the Capped Number.

(b) If the Company amends its Articles of Incorporation to increase the number of authorized shares of Common Stock above 350,000,000, to the extent additional shares of Common Stock are available the Company will use its best efforts to increase the Capped Number effective contemporaneously with the increase in the number of authorized shares of Common Stock to a number of shares of Common Stock equal to 4.2857% of the total number of authorized shares of Common Stock,. The Company shall promptly notify Holder of (i) any approval of the Board of Directors of the Company proposing that shareholders approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock above 350,000,000 shares, (ii) the date, place and time set for the Company’s shareholders to vote on any such amendment, and (iii) the results of the shareholder vote. In the event that the Capped Number is increased as provided hereinabove, the other provisions of Section 3.6(a) shall remain in full force and effect except for the number of shares constituting the Capped Number.”

2. Amendment of Section 4.1 of the Warrant. Section 4.1 of the Warrant is hereby deleted in its entirety and the following provisions are substituted in lieu thereof:

“4.1 Mergers or Consolidations. If at any time after the date hereof, there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, partnership, limited liability company, or business organization (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), or a merger or consolidation of the Company with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant but results in the outstanding shares of Common Stock of the Company (other than shares of Common Stock owned or controlled by the other Person) immediately prior to such event collectively representing less than 50% of the outstanding shares of Common Stock of the Company immediately following such event (a “Reverse Merger”), or a third party tender offer where 100% of the outstanding shares of Common Stock of the Company are purchased (a “Tender Offer”) then, as a part of such Reorganization, Merger, Reverse Merger or Tender Offer, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property to which the Holder would have been entitled upon consummation of the Reorganization, Merger, Reverse Merger or Tender Offer if such Holder had exercised this Warrant immediately prior to such Reorganization, Merger,

Reverse Merger or Tender Offer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization, Merger, Reverse Merger or Tender Offer to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations, Mergers, Reverse Mergers and/or Tender Offers. The Company will not effect any Reorganization, Merger, Reverse Merger or Tender Offer unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrant as provided herein shall assume in a written agreement the obligation to deliver to the Holder such securities or other property as (in accordance with the foregoing provisions) the Holder may be entitled to receive and agreeing and confirming that this Warrant shall continue in full force and effect, enforceable against the Company and such corporation or entity in accordance with the terms thereof and hereof. The foregoing provisions of this Section 4.1 shall similarly apply to successive Reorganizations, Mergers, Reverse Mergers and/or Tender Offers.”

3. Amendment of Section 4.6 of the Warrant. Subsection (b)(v) of Section 4.6 of the Warrant is hereby deleted in its entirety and the following provisions are substituted in lieu thereof:

“(v) a Merger, Reorganization, Reverse Merger or Tender Offer,”

4. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Warrant shall remain in full force and effect. After this Amendment becomes effective, all references in the Warrant to “this Warrant”, “hereof”, “herein” or words of similar effect referring to the Warrant shall be deemed to be references to the Warrant as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Warrant other than as expressly set forth herein.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

7. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Warrant or any provision hereof or thereof.

Executed effective as the first date shown above.

AmeriCredit Corp.	Deutsche Bank Securities Inc.

By:	By:
Chris A. Choate, Executive Vice President	Name
Chief Financial Officer and Treasurer	Title

By:
Name
Title

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